Exhibit 23.3
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                         CONSENT OF INDEPENDENT AUDITORS






Board of Directors
Safe Transportation Systems, Inc.

We consent to the use in this Registration Statement on Form SB-2 of Safe Transportation Systems, Inc., of our audit report dated December 29, 2000, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



By: /s/ Chris Thurgood
   ---------------------------------
Chris Thurgood
Vancouver, B.C.
February 13, 2002